                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                _______________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)    October 18, 2000
                                                _______________________________

                         PILOT NETWORK SERVICES, INC.
_______________________________________________________________________________
               (Exact name of registrant as specified in Charter)

           Delaware                     000-24507                94-3305774
_____________________________   __________________________   __________________
(State or Other Jurisdiction           (Commission File        (IRS Employer
     of Incorporation)                    Number)            Identification No.)

1080 Marina Village Parkway, Alameda, California                94501
_______________________________________________________________________________
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:(510) 433-7800
                                                   ____________________________
                                     None
_______________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.     Other Events

Legal Proceedings

      In October 2000, seven purported shareholder class action lawsuits were filed against Pilot Network Services, Inc. (the "Company") and certain of its officers and directors in the United States District Court for the Northern District of California: St. John, et al., Plaintiff v. Pilot Network Services, Inc., et al. Case No. C 00-03862 WDB; Capece, et al. v. Pilot Network Services, Inc., et al., Case No. C 00-21072 PVT; Juetten, et al. v. Pilot Network Services, Inc., et al. Case No. C 00-03914 BZ; Olsen, et al. v. Pilot Network Services, Inc., et al. Case No. C 00-21090 PVT; Minzer, et al. v. Pilot Network Services, Inc., et al. Case No. C 00-03952 JCS; Galton, et al. v. Pilot Network Services, Inc., et al. Case No. C 00-03989 Shapiro, et al.v. Pilot Network Services, Inc., et al. Case No. C 00-3966 WDB. The complaints allege generally that certain Company statements were false and misleading when made and that those statements unlawfully inflated the market value of the Company's stock. The lawsuits seek monetary damages and unspecified injunctive relief. The Company intends to vigorously defend itself against all claims.

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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.



Date:  November 8, 2000                    PILOT NETWORK SERVICES, INC.



                                           By:  /s/ M. Marketta Silvera
                                                -------------------------------
                                                M. Marketta Silvera, President
                                                and Chief Executive Officer